UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  October 22, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On October 22, 2013, Alliqua, Inc. (the “Company”) entered into a Securities Purchase Agreement with Crossover Healthcare Fund, LLC (“Crossover”) pursuant to which the Company sold 250,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) to Crossover and issued to Crossover a warrant to purchase up to 5,555,555 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.10 per share (the “$0.10 Warrant”), and a warrant to purchase up to 5,555,555 shares of Common Stock at any exercise price of $0.11 per share (the “$0.11 Warrant” and, together with the $0.10 Warrant, the “Warrants”) for an aggregate purchase price of $1,000,000, of which $250,000 has been funded. Upon receipt of the remainder of the purchase price, the Company intends to file an additional Current Report on Form 8-K.

Pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock filed by the Company with the Florida Secretary of State on October 18, 2013 (the “Certificate of Designation”), the stated value of the Preferred Stock is $4 per share (the “Stated Value”) and the Preferred Stock accrue dividends on the Stated Value at an annual rate of 6%, payable quarterly in new shares of Common Stock.  Each share of the Preferred Stock is convertible at any time at the holder’s option into shares of Common Stock at an initial conversion price of $0.09 per share.  The conversion price of the Preferred Stock is subject to full-ratchet anti-dilution adjustment in the event the Company issues securities, other than certain excepted issuances, at a price below the then-current conversion price, as well as other typical conversion price adjustments.  In addition, the Preferred Stock is subject to mandatory conversion upon either (i) the Company closing an equity, or equity-linked, transaction or series of related transactions with aggregate proceeds to the Company of $5 million or greater, or (ii) at any time after April 22, 2015, the closing price of the Common Stock equaling or exceeding 2.5 times the then-applicable conversion price for a period of sixty consecutive trading days with a minimum average trading volume of 100,000 shares per day over such period; provided, that, at such time, the Company has an effective registration statement for the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Underlying Shares”) or the Underlying Shares may be offered for sale to the public without any volume restrictions, pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”).  Unless previously converted, the Company is required to redeem the Preferred Stock on October 21, 2015 at a redemption price equal to the Stated Value.

As long as at least 50% of the shares of Preferred Stock are outstanding, the Company must obtain the approval of holders holding a majority of the shares of Preferred Stock outstanding at that time for the following corporate actions:  (i) incurring more than $100,000 of indebtedness or a security interest on any of the assets of the Company or its subsidiaries, other than in connection with ordinary course equipment financings; (ii) amending the terms of the Preferred Stock in any manner that adversely affects any rights of the holders of the Preferred Stock; (iii) authorizing additional shares of Preferred Stock; (iv) amending the Company’s Articles of Incorporation or By-laws in any manner that would impair or reduce the rights of the Preferred Stock; (v) liquidating or dissolving the Company; or (vi) issuing any class or series of equity security senior to the Preferred Stock.  If the Company issues any class or series of equity security senior to the Preferred Stock, the holders of the Preferred Stock have the right to require the Company to redeem the Preferred Stock at a redemption price equal to 120% of the Stated Value, plus any accrued and unpaid dividends thereon.  Upon any liquidation, dissolution or winding-up of the Company, which includes a sale of the Company, holders of Preferred Stock will be entitled to receive out of the assets of the Company an amount equal to 120% of the Stated Value, plus any accrued and unpaid dividends thereon.

The Warrants are exercisable at any time on or prior to the close of business on the five year anniversary of issuance. The Warrants will be automatically exercised on the date that the closing price of the Common Stock equals or exceeds 2.5 times the then-applicable exercise price for a period of sixty consecutive trading days; provided, that, at such time, the Company has an effective registration statement for the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) or the Warrant Shares may be offered for sale to the public without any volume restrictions.  The Warrants are also exercisable at any time on a cashless basis.

In connection with the closing of the sale of the Preferred Stock and Warrants, the Company paid $70,000 in fees to Summer Street Research Partners, as the Company’s placement agent (the “Placement Agent”) and issued a $0.10 Warrant to purchase 388,889 shares of Common Stock and a $0.11 Warrant to purchase 388,889 shares of Common Stock Warrants to the Placement Agent.

The Preferred Stock and the Warrants were offered and sold without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Each of Crossover and the Placement Agent was an accredited investor (as defined by Rule 501 under the Act) at the time of the transaction.

The foregoing summaries of the Securities Purchase Agreement, Certificate of Designation and Warrants are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 3.02    Unregistered Sales of Equity Securities..

 The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated as of October 22, 2013, by and between Alliqua, Inc. and Crossover Healthcare Fund, LLC

10.2	Form of $0.10 Warrant

10.3	Form of $0.11 Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: October 28, 2013	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer